                                                                    EXHIBIT 8(b)



                                March 10, 1998


Thomas Cunningham
Allmerica Investment Trust
440 Lincoln Street
Worcester, MA  01653

                Re: Delegation of Responsibilities as a Foreign Custody Manager
                ---------------------------------------------------------------
Dear Sirs:

         The purpose of this letter is to amend the Custodian Agreement dated October 25, 1995 between Allmerica Investment Trust (the "Trust") and Bankers Trust Company as that Agreement relates to those registered investment companies listed in Appendix B (each a "Fund"). Except as modified hereby, that Agreement is confirmed in all respects.

         Pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, as amended ( the "1940 Act"), and subject to the terms and conditions set forth herein, the Trust, by resolution adopted by the Board of Trustees (the "Board") on behalf of each Fund hereby delegates, and Bankers Trust Company, a New York banking corporation (the "Delegate"), hereby agrees to accept and assume, subject to section (b) of Rule 17f-5 of the 1940 Act, the delegation to perform as each Fund's Foreign Custody Manager as defined in Rule 17f-5 of the 1940 Act, and to assume the responsibilities identified herein concerning custody of (1) each Fund's investments (including foreign currencies) for which the primary market is outside of the United States and (2) such cash and cash equivalents as are reasonably necessary to effect each Fund's transactions in such investments (such investments and cash shall hereinafter be referred to collectively as "Assets"). For purposes of this letter, responsibilities of the Delegate are (i) selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1) of the 1940 Act, and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order); (ii) entering into written contracts with such Eligible Foreign Custodians; and (iii) monitoring the appropriateness of maintaining Assets of the Fund with such Eligible Foreign Custodians and such written contracts.

         1.       Representations of the Parties

         The Delegate represents and warrants that it is a US Bank within the meaning of Rule 17f-5(a)(7) under the 1940 Act and has the power and authority to execute, deliver and perform this Agreement.

         The Trust represents and warrants that the Board has determined that it is reasonable to rely on the Delegate to perform the responsibilities delegated by this Agreement and has duly authorized the execution and delivery of this Agreement on behalf of each Fund.

         2.       Jurisdictions Covered

         The authority delegated by this Agreement currently applies with respect to Assets held in the jurisdictions covered by the Delegate's subcustodial network which are listed in Appendix A. Jurisdictions may be added by means of an announcement from the Delegate over its proprietary, on-line global custody communications network (i.e., a "Flash Notice"). The Delegate's responsibility and authority with respect to jurisdictions so added shall commence on the date of, or set forth in, the Flash Notice.

         3.       Authority to Place and Maintain Fund Assets

         (a) Subject to the provisions of this Agreement and the requirements of applicable law, including Rule 17f-5 under the 1940 Act, the Delegate is authorized to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians (within the meaning of Rule 17f-5(a)(1) of the 1940 Act) selected by the Delegate and with Compulsory Depositories, as such term is defined in Section 5(a) of this Agreement.

         (b) The authority granted in (a) of this paragraph 3 shall include, subject to the same limitations set forth therein, the authority to withdraw Assets from an Eligible Foreign Custodian in any jurisdiction in which this Agreement applies and either (1) place and maintain Assets with another Eligible Foreign Custodian in the same jurisdiction, or (2) (subject to receipt of proper instructions as described in the Custodian Agreement) place and maintain the Assets so withdrawn in the care of another Eligible Foreign Custodian or Compulsory Depository in another jurisdiction and in either case to enter into appropriate written contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodian.

         (c) The authority granted in (a) and (b) of this Section 3 shall not limit the authority of the Delegate to place and maintain assets with, and withdraw any assets so placed and maintained from, any other person permitted under Section 17f of the 1940 Act to hold assets of registered investment companies outside of the United States.

         4.       Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which the Delegate has exercised the authority delegated under this Agreement under Section 3(a) to place Assets with an Eligible Foreign Custodian, the Delegate shall have established a system to monitor the appropriateness of maintaining the Fund's Assets with such Eligible Foreign Custodian based on the standards set forth herein and the contract with such Eligible Foreign Custodian based on the standards set forth in Rule 17f-5(c)(2), as it may be amended from time to time. The Delegate's monitoring responsibility under this Section 4 shall not extend to a Compulsory Depository.

         5.       Guidelines and Procedures for the Exercise of Delegated
                  Authority

         a.       Role of Delegate in Determining Country Risk.

         Nothing contained herein shall require Delegate, on each Fund's behalf, to make any selection regarding countries in which such Fund invests or to accept any country risk in connection therewith, including, without limitation, the risk of holding assets in Compulsory Depositories, or to engage in any monitoring of the decision of the Fund's investment adviser to invest in any particular country in which Delegate selects, contracts and monitors Eligible Foreign Custodians, as the Fund's Foreign Custody Manager pursuant to this Agreement. For purposes of this Agreement, "Compulsory Depository" shall mean a securities depository (as defined in Rule 17f-5(a)(6)) or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation of the particular country or (2) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories in the jurisdictions covered by this Delegation Agreement as of the date of this Agreement are set forth in Appendix
C. Appendix C may be amended upon written notice to the Funds from time to time. In that connection, Delegate shall notify the Funds promptly of pending changes to Appendix C. Delegate shall provide the Trust such information as is specified in Appendix D. It is understood by the parties hereto that in furnishing the information specified by Appendix D, the Delegate is not rendering to the Funds legal, tax, accounting, investment management or other professional services. The opinions of local counsel so furnished are solely those of such counsel and not of the Delegate and the other information so furnished has been derived from sources believed by the Delegate to be reliable. The Delegate does not guarantee the accuracy or timeliness of the opinions or information so furnished. Any notice to be furnished to the Funds in accordance with this Section 5(a) shall be furnished to the Trust.

         b.       Selection of Eligible Foreign Custodians.

         In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate shall first determine that Assets to be held by such Eligible Foreign Custodian shall be subject to reasonable care based on the standards applicable to custodians in the market in which the Assets will be held after considering all factors relevant to the safekeeping of such Assets, including, without limitation, those set forth in Rule 17f-5(c)(1) of the 1940 Act.

         c.       Evaluation of Written Contracts.

         In exercising the authority delegated under this Agreement to enter into written contracts governing the Fund's foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts (or, in the case of a securities depository other than a Compulsory Depository, such contract, the rules or established practices and procedures of such depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, the Delegate shall determine that such contract either contains the terms described in Rule 17f-5(c)(2)(i) or, in lieu of any or all of such terms, contains other provisions which

Delegate determines will provide in their entirety, the same or a greater level of care and protection for the Fund's assets as the provisions of Rule 17f-5(c)(2)(i) in their entirety. In addition, with respect to Eligible Foreign Custodians that are Non-Compulsory Depositories, Delegate may make such determination based on the contract, the rules or established practices and procedures of such depository, or any combination thereof.

         6.       Standard of Care

         In exercising the authority delegated under this Agreement in accordance with Rule 17f-5(b), the Delegate will exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Assets would exercise.

         7.       Notification of Custodial Placement

         The Delegate agrees to provide written reports notifying the Board of the placement of Assets with a particular Eligible Foreign Custodian or Compulsory Depository, and of any Material Change (as hereinafter defined) in the Fund's foreign custody arrangements. Such reports shall be provided to the Board at such times as the Board deems reasonable and appropriate based on the circumstances for the Fund's foreign custody arrangements (and until further notice from the Fund, such reports shall be provided within 15 days after Delegate becomes aware of any such Material Change). For purposes of the foregoing, a Material Change shall include, but shall not be limited to Delegate's decision to remove the Fund's assets from a particular Eligible Foreign Custodian, an event that has a material adverse effect on an Eligible Foreign Custodian's financial or operational strength, any noncompliance by an Eligible Foreign Custodian with a Material Term (as defined below) of Delegate's agreement with such Eligible Foreign Custodian or any failure by an Eligible Foreign Custodian to meet the status required under the 1940 Act. A Material Term shall mean a term which provides that (a) the Fund will be adequately indemnified or its assets adequately insured, or an adequate combination thereof, in the event of loss; (b) the assets of the Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of an Eligible Foreign Custodian or such Eligible Foreign Custodian's creditors, except a claim of payment for their safe custody or administration, or in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws; (c) beneficial ownership for the assets of the Fund will be freely transferable without the payment of money or value other than for safe custody or administration of the assets of the Fund; (d) adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (e) the independent auditors for the Fund will be given access to those records or confirmation of the contents of those records; and (f) the Fund will receive periodic reports with respect to the safekeeping of its assets, including, but not necessarily limited to, notification of any transfer to or from the Fund's account or a third-party account containing assets held for the benefit of the Fund. In addition, in the event that a contract with an Eligible Foreign Custodian does not include any or all of the terms described in (a) through (f), a term which, in Delegate's judgment, if not complied with, would cause the contract not to provide the same or greater level of care and protection for Fund's assets than if the contract contained the provisions described in (a) through (f), such omission shall also be deemed a Material Term.

         8.       Effectiveness and Termination

         The Board's delegation to the Delegate, as Foreign Custody Manager of each Fund, to perform the services under this Agreement shall become effective as of the date set forth above upon the execution and delivery of this Agreement or a counterpart thereof by each party thereto to the other party. Such delegation may be terminated at any time, without penalty, by either party hereto, by written notice from the terminating party to the non-terminating party. Such termination shall become effective 30 days after receipt by the non-terminating party of such notice. This Agreement shall also terminate upon the effectiveness of termination of the employment of the Delegate as custodian of Assets in accordance with Section 20 of the Custodian Agreement.

         9.       Incorporation by Reference

         Provisions relating to Notices, Governing Law, and Successors and Assigns are hereby incorporated by reference from the Custodian Agreement as if fully set forth herein.

         10.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         11. A copy of the Trust's Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts. This letter was executed on behalf of the Trust by the Trustees as Trustees or by any officer or officers as officer or officers and not individually, and that the obligations of such letter are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust.

         If the foregoing correctly sets forth our understanding, please execute in the space provided below and return to the undersigned the enclosed copy of this Agreement.

                                          Very truly yours,

                                          BANKERS TRUST COMPANY

                                          By: /s/ Richard M. Quintal
                                              ------------------------------
                                          Name:  Richard M. Quintal
                                          Title: Managing Director

AGREED AS SET FORTH ABOVE:

ALLMERICA INVESTMENT TRUST

By: /s/ Thomas P. Cunningham
    -------------------------------
Name:  Thomas P. Cunningham
Title: Vice President & Treasurer

                                   APPENDIX A

The following are the jurisdictions covered by the Delegate's subcustodial network, as referenced in Paragraph 2:

Argentina                                      Poland
Australia                                      Portugal
Austria                                        Russia
Bangladesh                                     Singapore
Belgium                                        Slovak Republic
Botswana                                       South Africa
Brazil                                         South Korea
Canada                                         Spain
Chile                                          Sri Lanka
People's Republic of China-Shanghai            Sweden
People's Republic of China-Shenzhen            Switzerland
Colombia                                       Taiwan
Czech Republic                                 Thailand
Denmark                                        Turkey
Ecuador                                        United Kingdom
Egypt                                          Venezuela
Finland                                        Zambia
France                                         Zimbabwe
Germany
Ghana
Greece
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kenya
Luxembourg
Malaysia
Mauritius
Mexico
Morocco
Netherlands
New Zealand
Norway
Pakistan
Peru

                                   APPENDIX B

         To Delegation Agreement dated February 18, 1998, between Bankers Trust Company and Allmerica Investment Trust.


                               LIST OF PORTFOLIOS
                               ------------------

Select Emerging Markets Fund
Select Aggressive Growth Fund
Select Capital Appreciation Fund
Select Value Opportunity Fund
Select International Equity Fund
Select Growth Fund
Select Strategic Growth Fund
Growth Fund
Equity Index Fund
Select Growth and Income Fund
Select Income Fund
Investment Grade Income Fund
Government Bond Fund
Money Market Fund



Dated as of February 18, 1998

                                   APPENDIX C

The following are the Compulsory Depositories in the jurisdictions covered by this Delegation Agreement as referenced in Paragraph 5(a):

Caja de Valores, S.A. (Argentina)
The Reserve Bank Information and Transfer System (Australia)
Austraclear, Ltd. (Australia)
Wertpapiersammelbank bei der Oesterreichische Kontrollbank AG (Austria)
Caisse Interprofessionnelle de Depots et de Virements de Titres S.A. (Belgium) Banque Nationale de Belgique (Belgium)
CALISPA, S.A. (Brazil)
Systema Especial de Liquidacao e Custodia (SELIC) (Brazil)
Shanghai Securities Central Clearing and Registration Corporation (SSCCRC) (People's Republic of China-Shanghai)
Shenzhen Securities Central Clearing Co., Ltd.
(People's Republic of China-Shenzhen)
Deposito Central de Valores (Columbia)
Stredisko Cennych Papiru (Czech Republic)
Czech National Bank (Czech Republic)
Vaerdipapircentralen- The Danish Securities Center (Denmark)
The Misr for Clearing Settlement and Depository (Egypt)
Finnish Central Securities Depository (Finland)
Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres
(France)
Banque de France (France)
Deutscher Kassenverein AG (Germany)
Central Securites Depository (Apothetirion Titlon A.E.) (Greece)
Bank of Greece (Greece)
Central Clearing and Settlement System (Hong Kong)
The Central Depository and Clearing House (Budepest) Ltd. (Hungary)
Clearing House of the Tel Aviv Stock Exchange (Israel)
Bank of Israel (Israel)
Banca d'Italia (Italy)
The Bank of Japan (Japan)
Malaysian Central Depository Sdn. Bhd. (Malaysia)
Bank Negara Malaysia (Malaysia)
Central Depository and Settlement Co. Ltd. (Mauritius)
S.D. Indeval, S.A. de C.V. (Mexico)
Bank de Mexico (Mexico)
Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (Netherlands) De Nederlandsche Bank (Netherlands)
New Zealand Central Securities Depository Limited (New Zealand)
Central Depository Company of Pakistan, Ltd. (Pakistan)
Caja de Valores y Liquidaciones, S.A. (Peru)
The Philippines Central Depository Inc. (Philippines)

The Book-Entry-System of the Central Bank (Philippines)
The Registry of Scripless Securities (Philippines)
The National Depository of Securities (Poland)
The National Bank of Poland (Poland)
Central de Valores Mobiliarios (Portugal)
Vneshtorgbank (Russia)
The Central Depository (Pte) Limited (Singapore)
Stredisko Cennych Papierov (Slovak Republic)
National Bank of the Slovak Republic (Slovak Republic)
The Central Depository (Pte) Ltd. (South Africa)
The Korean Securities Depository (South Korea)
Servicio de Compensacion y Liquidacion de Valores, S.A. (Spain)
Banco de Espana (Spain)
The Central Depository System (Pvt) Limited (Sri Lanka)
Vardepapperscentralen, The Swedish Securities Register Center (Sweden) Schweizerische Effekten Giro AG (Switzerland)
The Taiwan Securities Central Depository Company, Ltd. (Taiwan)
The Thailand Securities Depository Company Limited (Thailand)
Takas ve Saklama Bankasi A.S. (Turkey)
Central Bank of Turkey (Turkey)
Lusaka Central Depository (Zambia)

                                   APPENDIX D

                    Information Regarding Country Risk Report
                    -----------------------------------------

         1. To aid the Fund's Board in its determinations regarding Country Risk, Delegate shall furnish Board annually the following information:

A.       Opinions of local counsel concerning:

i. Whether applicable foreign law would restrict the access afforded the Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

ii. Whether applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

iii. Whether applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in that country.

iv. Whether difficulties in converting the Fund's cash and cash equivalents to U.S. dollars are reasonably foreseeable due to any current legal or regulatory restrictions.

B. A market report in such form as determined by the Delegate with respect to the following topics: (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (to the extent that the Delegate may have obtained information which can be made available to the Board).

         2. To aid the Fund's Board in monitoring Country Risk, Delegate shall furnish Board the following additional information: any changes with respect to any information included in market reports.